UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2023

EQRX, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40312	86-1691173
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

50 Hampshire Street, Cambridge, MA	02139
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 617-315-2255

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	EQRX	The Nasdaq Global Market
Warrants to purchase one share of common stock at an exercise price of $11.50	EQRXW	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02	Termination of a Material Definitive Agreement.

CStone Pharmaceuticals

On May 8, 2023, EQRx, Inc. (EQRx) provided written notice to CStone Pharmaceuticals (CStone) of its termination of the Exclusive License Agreement dated October 26, 2020 between EQRx and CStone (as amended, the CStone Agreement), which termination will be effective in accordance with the terms of such agreement. The parties are in discussions regarding their respective transition obligations.

Under the CStone Agreement, EQRx acquired a worldwide exclusive license for the research, development and commercialization of sugemalimab (EQ165) and nofazinlimab (EQ176), with the exception of mainland China, Taiwan, Hong Kong and Macau. EQRx made an upfront non-refundable, non-creditable payment of $150.0 million under the CStone Agreement. Additionally, if EQRx had achieved all of the development and commercialization milestone events under the CStone Agreement, CStone would have been eligible to receive in total (i) $182.5 million in development and regulatory milestone payments, and (ii) $970.0 million in sales milestone payments. CStone would have also been entitled to royalty payments under the CStone Agreement.

Lynk Pharmaceutical (Hangzhou) Co., Ltd.

On May 8, 2023, EQRx provided written notice to Lynk Pharmaceutical (Hangzhou) Co., Ltd. (Lynk) of its termination of the Exclusive License Agreement dated April 1, 2020 between EQRx and Lynk Pharmaceuticals (as amended, the Lynk Agreement), which termination will be effective in accordance with the terms of such agreement.

Under the Lynk Agreement, EQRx acquired an exclusive license for the research, development and commercialization of LNK-207, a novel, highly selective JAK-1 inhibitor (EQ121) worldwide, with the exception of mainland China, Hong Kong, Macau and Taiwan (the Lynk Territory). The Lynk Agreement also provided EQRx with a non-exclusive license in the Lynk Territory to research and develop EQ121 for purposes of obtaining regulatory approval, and to manufacture and/or package EQ121 for use in EQRx’s territory. EQRx made an upfront non-refundable, non-creditable payment under the Lynk Agreement. Additionally, if EQRx had achieved all of the development and commercialization milestone events under the Lynk Agreement, Lynk would have been eligible to receive in total (i) $52.0 million in development and regulatory milestone payments, and (ii) $120.0 million in sales milestone payments. Lynk would have also been entitled to royalty payments under the Lynk Agreement.

Item 2.02	Results of Operations and Financial Condition.

On May 8, 2023, EQRx issued a press release announcing its financial results for the first quarter ended March 31, 2023. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information contained or incorporated in this Item 2.02, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the Exchange Act) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 2.05	Costs Associated with Exit or Disposal Activities.

On April 28, 2023, the board of directors of EQRx approved a restructuring plan (the Plan) as a result of its decision to reset EQRx’s business and focus on clinically differentiated, high-value medicines. Pursuant to the Plan, in addition to the termination of the CStone Agreement and Lynk Agreement (see Item 1.02), EQRx will undertake several cost-reduction actions, including a decrease in headcount of approximately 170 positions, resulting from a reduction in force and not filling positions following previous departures. Restructuring payments such as employee-related termination costs associated with the reduction in force and contract termination costs associated with the termination of the CStone Agreement and Lynk Agreement (see Item 1.02 above) are currently estimated to be between $15.0 million and $21.0 million and are expected to be substantially incurred by the end of 2023.

EQRx also expects to incur additional costs as it completes the wind-down of various activities related to the terminations of the CStone Agreement and Lynk Agreement and may also incur additional costs not currently contemplated due to events that may occur as a result of, or that are associated with, the other May 2023 strategic decisions. Therefore, EQRx currently estimates total restructuring costs for 2023 will be in the range of $45.0 million to $55.0 million.

Each departing employee of EQRx has played an integral role in EQRx’s commitment to develop and commercialize innovative medicines for some of the most prevalent disease areas. EQRx would like to sincerely thank its departing employees for their commitment, passion and contributions and wishes them well in their future endeavors.

As the Plan is implemented, EQRx’s management will re-evaluate the estimated costs set forth above and will finalize the estimated restructuring charge, consistent with generally accepted accounting principles. The estimated costs that EQRx expects to incur in connection with the Plan are subject to a number of assumptions, and actual results may differ materially from these estimates. EQRx may also incur additional costs not currently contemplated due to events that may occur as a result of, or that are associated with, the Plan.

Forward-Looking Statements.

This Current Report on Form 8-K contains certain forward-looking statements within the meaning of the federal securities laws. These forward-looking statements may be identified by the use of words such as “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “design,” “strategy,” “future,” “opportunity,” “continue, “aim,” “goal,” “plan,” “may,” “look forward,” “should,” “will,” “would,” “will be,” “will likely result,” and similar expressions. These forward-looking statements include, but are not limited to, express or implied statements regarding the effects of the license agreement terminations and expected costs from the reduction in force and contract terminations; among others. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this Current Report on Form 8-K, including but not limited to risks that EQRx’s termination of two of its license agreements may impact its ability to license in additional programs in the future; the risk of delays or unforeseen costs in terminating such arrangements; risks that restructuring costs and charges may be greater than anticipated or incurred in different periods than anticipated; the risk that EQRx’s restructuring efforts may adversely affect its programs and its ability to recruit and retain skilled and motivated personnel, and may be distracting to employees and management; the risk that EQRx’s restructuring efforts may negatively impact its business operations and reputation with or ability to serve customers; and the risk that EQRx’s restructuring efforts may not generate their intended benefits to the extent or as quickly as anticipated. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section in EQRx’s most recent Annual Report on Form 10-K as well as any other filings with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and EQRx assumes no obligation, and does not intend, to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release dated May 8, 2023 (Furnished herewith)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 8, 2023		EQRX, INC.

	By:	/s/ Melanie Nallicheri
	Name:	Melanie Nallicheri
	Title:	President and Chief Executive Officer